Investor Presentation First Quarter 2018 Investor Presentation Second Quarter 2018 Exhibit 99.1

This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular Inc.’s (the “Corporation”, “Popular”, “us”, “our,”) business, financial condition, results of operations, plans, objectives, and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal proceedings and new accounting standards on the Corporation’s financial condition and results of operations, the impact of Hurricanes Irma and Maria on us, our ability to timely and effectively consummate our acquisition and assumption of certain assets and liabilities related to Wells Fargo’s auto finance business in Puerto Rico, as well as the ability to successfully transition and integrate the business, unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during the due diligence investigation of the business or that are not subject to indemnification or reimbursement, and risks that the business may suffer as a result of the transaction, including due to adverse effects on relationships with customers, employees and service providers. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.  More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Form 10-Q for the quarter ended March 31, 2018 and in our Form 10-Q for the quarter ended June 30, 2018 to be filed with the SEC. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates. Cautionary Note Regarding Forward-Looking Statements

NPLs increased by $36 million QoQ; ratio at 2.6%2 NCO ratio increased to 0.95% from 0.90% in previous quarter2 Credit Metrics Net income of $279.8 million; adjusted net income of $121.3 million¹ Strong margins: Popular, Inc. 3.81%, BPPR 4.07% Earnings Robust capital; Common Equity Tier 1 Capital ratio of 17.5% Tangible book value per share of $44.78 compared to $42.61 in Q1 2018 Capital Deposit growth in P.R. of $1.9 billion QoQ; cost up by 2 basis points U.S. commercial loan growth of $198 million or 4% QoQ Early termination of the FDIC Shared-Loss Agreements Regulatory clearance to acquire Wells Fargo’s auto finance business in P.R. Quarter Events Q2 2018 Highlights 1 See slide 5 for Q2 2018 adjusted Non-GAAP results 2 Prior period information excludes covered loans

Financial Summary (GAAP)1 1 See slide 5 for Q2 2018 adjusted Non-GAAP results

GAAP Reconciliation 1 Refer to significant events section in the Company's Q2 2018 earnings release for more detailed information

Popular, Inc. (%) Popular’s capital levels remain robust with Common Equity Tier 1 of 17.5% Tangible book value per share of $44.78 compared to $42.61 in Q1 2018 Capital Note: Estimated for the current period 16.8 16.8 19.8 10.0 17.5 17.5 20.4 9.8 Common Equity Tier 1 Capital Tier 1 Risk-Based Capital Total Risk-Based Capital Tier 1 Leverage Q1 2018 Q2 2018

Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax. Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related. Indirect Exposure The Corporation has no direct exposure to debt of the P.R. central government or its public corporations. Our direct exposure to P.R. municipalities is $481 million, remaining flat QoQ. P.R. Public Sector Exposure 1 Does not reflect principal payments of $23 million received on July 1, 2018

Highlights NPAs increased by $6 million QoQ NPLs increased by $36 million QoQ P.R. NPLs at $590 million, or 3.3% of loans, up by $16 million, driven by higher mortgage NPLs of $15 million, mostly due to loans which failed to make payment after the end of the moratorium. The P.R. mortgage NPL QoQ increase includes $3 million related to loans previously classified as covered U.S. NPLs at $53 million, or 0.8% of loans, up by $20 million QoQ, mainly driven by a single $18 million construction borrower OREO down by $26 million QoQ, related to increased sales activity in P.R. during the quarter Non-Performing Assets ($ in millions) Non-Performing Assets Differences due to rounding Non-Performing Loans (excluding covered loans for prior periods) ($ in millions) 771 1,203 2,276 1,572 1,738 1,425 598 630 602 558 551 607 643 2.8% 4.7% 9.6% 7.6% 8.4% 6.8% 2.8% 3.3% 2.7% 2.5% 2.3% 2.5% 2.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% (500) 500 1,500 2,500 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q1 18 Q2 18 Mortgage Commercial & Construction Other NPL/Loans (HIP)

NPL Inflows Total NPL Inflows ($ in millions) Highlights Total NPL inflows up by $51 million QoQ P.R. commercial up by $39 million QoQ, driven by two borrowers with an aggregate amount of $46 million U.S. construction inflows up by $18 million QoQ, mostly driven by a single borrower P.R. mortgage inflows remained stable after moratorium concluded Mortgage NPL Inflows ($ in millions) Commercial, Construction and Legacy NPL Inflows ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Highlights Net charge-offs (NCOs) increased by $5 million, driven by higher P.R. commercial NCOs, mostly related to loans reserved in prior quarters NCO ratio at 0.95% vs. 0.90% in Q1 2018 Allowance for loan and lease losses (ALLL) increased by $36 million QoQ P.R. ALLL increased by $34 million, principally driven by the reclassification of the allowance from loans previously classified as covered ALLL-to-Loans ratio at 2.61% vs. 2.52% in Q1 2018 ALLL-to-NPL stood at 100%, flat QoQ Provision decreased by $9 million from Q1 2018 P.R. provision down by $12 million, which includes a downward adjustment of $9 million to the hurricane related reserves Provision-to-NCO ratio of 104.2%, compared to 131.9% in Q1 2018 Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding ALLL, ALLL-to-NCO and ALLL-to-NPL Ratios ($ in millions) Additional Credit Metrics

Driving Shareholder Value Capital Robust capital with Common Equity Tier 1 Capital of 17.5% Tangible book value per share of $44.78 Earnings Unique franchise in P.R. continues to generate strong revenue and significant deposit growth Expected closing of Reliable auto transaction August 1, 2018 Additional Value Investment in Evertec and Banco BHD León

Investor Presentation Second Quarter 2018 Appendix

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$48 billion (among top 50 BHCs in the U.S.)
Loans	$25 billion
Deposits	$39 billion
Banking branches	165 in Puerto Rico, 51 in the U.S. and 9 in the Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$5 billion

Summary Corporate Structure



POPULAR.
Assets = $48 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Popular Bank[1]
Puerto Rico Operations
Assets = $38 billion
United States Operations
Assets = $9 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment evertec
- Transaction processing, business processes outsourcing
- 16.09% stake
- Adjusted EBITDA of $54 million for the quarter ended March 31, 2018

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2017 net income of $164 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.9% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.9% stake

Information as of June 30, 2018

[1] Doing business as Popular

POPULAR. 13

De-Risked Loan Portfolios The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 40% Construction portfolio is down by 92% since Q4 2007 SME1 lending is down by 54% from Q4 2007 Collateralized exposure now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased Differences due to rounding ($ in millions) Highlights 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q2 2018 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015.

Business Segments (GAAP) ¹ Non-fully taxable equivalent

Consolidated Credit Summary 1 Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding $ in millions Q2 18 1 Q1 18 Q4 17 Q3 17 Q2 17 Loans Held in Portfolio (HIP) $24,609 $24,088 $24,293 $23,173 $22,918 Performing HFS $74 $78 $132 $69 $70 NPL HFS $0 $0 $0 $0 $0 Total Non Covered Loans 24,682 $ 24,166 $ 24,425 $ 23,242 $ 22,988 $ Non-performing loans (NPLs) $643 $607 $551 $586 $547 Commercial $165 $158 $165 $165 $167 Construction $20 $4 $0 $0 $0 Legacy $4 $3 $3 $3 $3 Mortgage $385 $370 $322 $352 $319 Consumer $66 $68 $58 $62 $56 Leases $4 $4 $3 $3 $2 NPLs HIP to loans HIP 2.61% 2.52% 2.27% 2.53% 2.39% Net charge-offs (NCOs) $58 $53 $94 $53 $57 Commercial $18 $11 $39 $4 $11 Construction ($0) ($0) $0 ($0) ($2) Legacy ($0) ($0) ($1) ($0) ($0) Mortgage $12 $13 $24 $17 $21 Consumer $27 $27 $28 $31 $26 Leases $1 $2 $3 $1 $1 Write-downs/(recoveries) NCOs to average loans HIP 0.95% 0.90% 1.61% 0.92% 1.01% Provision for loan losses (PLL) $60 $69 $70 $158 $50 PLL to average loans HIP 0.99% 1.18% 1.21% 2.75% 0.88% PLL to NCOs 1.04x 1.32x 0.75x 2.97x 0.87x Allowance for loan losses (ALL) $643 $607 $590 $614 $509 ALL to loans HIP 2.61% 2.52% 2.43% 2.65% 2.22% ALL to NPLs HIP 99.97% 100.03% 107.12% 104.77% 93.07%

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B2 Stable Outlook Fitch BB- Stable Outlook S&P BB- Negative Outlook February Moody’s changes outlook to stable from negative April S&P upgrades to BB- from B+ revised outlook to stable 2017 February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive October Fitch and S&P change outlook to negative from stable 2018 May Fitch revised outlook to stable

Investor Presentation Second Quarter 2018